Exhibit  16.1

SELLERS & ANDERSEN, L.L.C.                        941 East 3300 South, Suite 202
-----------------------------
Certified Public Accountants and Business            Salt Lake City, Utah, 84106
        Consultants                                      Telephone  801-486-0096
Member SEC Practice Section of the AICPA                        Fax 801-486-0098


February 5, 2004


United  States  Securities  and  Exchange  Commission
Division  of  Corporate  Finance
450  Fifth  Street,  N.W.
Washington,  D.C.  20549


To  Whom  it  May  Concern:

We have read Item 4 of Form 8-K dated February 5, 2004 of Rubincon Ventures Inc. and are in agreement with the statements contained therein. We have no basis to agree or disagree with other statements of the registrant contained in Form 8-K.


Yours  very  truly,

/s/     Sellers  &  Andersen,  L.L.C